77Q1 (e)
SUB-ADVISORY AGREEMENT

      AGREEMENT made this 2nd day of February, 2009, between PNC Capital Advisors, Inc. (the "Adviser"), an investment adviser having its principal place of business in
Baltimore, Maryland, and GE Asset Management Incorporated (the "Sub-Adviser"), an investment adviser having its principal place of business in Stamford, Connecticut.
      WHEREAS, the Adviser serves as investment adviser to the investment portfolios of PNC Funds, Inc. (the
"Company"), a Maryland corporation having its principal
place of business in Baltimore, Maryland, and is a
registered open-end, management investment company under
the Investment Company Act of 1940, as amended (the "1940
Act"); and
      WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the
International Equity Fund, an investment portfolio of the Company (the "Fund") and may retain the Sub-Adviser to serve in such capacity, and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;
      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.	Appointment.  Adviser hereby appoints the Sub-Adviser
to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Company pertaining to the Fund for the period and on the terms set forth in this Agreement. It is understood that the Adviser may assign a portion of or none of the assets of the Fund (the "Fund Account") to the Sub-Adviser, and that the Adviser has the right to allocate and reallocate such assets to the Fund Account at any time, and from time to time, upon such notice to the Sub-Adviser as, in the Adviser's opinion, may be reasonably necessary to ensure orderly management of the Fund. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the
compensation herein provided.
2.	Sub-Advisory Services.  Subject to the supervision of
the Company's Board of Directors, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities and investments, and cash equivalents to the extent applicable, in the Fund Account. The Sub-Adviser may determine what securities and other investments will be purchased, retained or sold by the Company for the Fund Account, including with the assistance of the Adviser, the Fund Account's investments in futures and forward currency contracts; manage in consultation with the Adviser the Fund Account's temporary investments in securities; and manage the Fund Account's overall cash position, and determine from time to time what portion of the Fund Account's assets will be held in different currencies. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Company's Board of Directors.

3.	Brokerage.  The Sub-Adviser shall select brokers and
dealers for any purchase or sale of assets of the Fund
Account and is hereby directed to obtain for the Fund
Account in such transactions "best price and best
execution."  Consistent with the foregoing and to the
extent permitted by the 1940 Act, the Sub-Adviser may, in
the allocation of portfolio brokerage business and the
payment of brokerage commissions, consider the brokerage
and research services furnished the Sub-Adviser by brokers
and dealers, in accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended.
In no instance will portfolio securities be purchased from
or sold to an affiliated person of the Adviser, the Sub-Adviser, or any affiliated person of the Company, the
Adviser or the Sub-Adviser, except to the extent permitted
by the 1940 Act and the Securities and Exchange Commission
(the "SEC").
4.	Covenants by Sub-Adviser.  The Sub-Adviser agrees that
with respect to the services provided to the Company, it:
(a)	will use the same skill and care in providing such
services as it uses in providing services to its other accounts for which it has investment responsibilities and will act with the care, skill, prudence and
diligence under the circumstances then prevailing that
a prudent man acting in a like capacity and familiar
with such matters would use in the conduct of an
enterprise of a like character and with like aims;
(b)	will conform with all applicable rules and regulations
of the SEC under the 1940 Act, and in addition, will
conduct its activities under this Agreement in
accordance with any applicable regulations of any
governmental authority pertaining to the investment
advisory activities of the Sub-Adviser;
(c)	will be responsible for taking action with respect to
any voluntary corporate actions, proxies, notices,
reports and other communications relating to any of
the Fund Account's portfolio securities, except that
to the extent the Adviser instructs the Sub-Adviser to
vote proxies on behalf of the Fund Account, such
proxies will be voted pursuant to the Sub-Adviser's
proxy voting policy and any such reports will be
provided in a standardized format. In addition, the Sub-Adviser will bear no responsibility in connection with class actions relating to the Fund or Fund
Account's portfolio securities, including filing
proofs of claims, but shall promptly notify the
Adviser to the extent the Sub-Adviser is made aware of
such a class action with respect to the Fund or Fund
Account;
(d)	will maintain all books and records with respect to
the securities transactions of the Fund Account, will
furnish the Adviser and Company's Board of Directors
with such periodic and special reports as the Adviser
or the Board may reasonably request with respect to
the Fund Account, and will provide in advance to the
Adviser all reports to the Company's Board of
Directors for examination and review within a
reasonable time prior to the Company's Board meetings;
(e)	will treat confidentially and as proprietary
information of the Company all records and other
information relative to the Company and the Fund, the respective portfolio holdings, and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance
of its responsibilities and duties hereunder, except
after prior notification to and approval in writing by
the Company, which approval shall not be unreasonably
withheld and may not be withheld where the Sub-Adviser
may be exposed to civil or criminal contempt
proceedings for failure to comply, when requested to
divulge such information by duly constituted
authorities, or when so requested by the Company;
(f)	will attend regular business and investment-related
meetings with the Company's Board of Directors and the
Adviser if requested to do so by the Company and/or
the Adviser; and
(g)	in providing the services described in this Agreement,
the Sub-Adviser will not consult with any other investment advisory firm that provides investment advisory services to the Fund or any other investment company sponsored by the Adviser regarding transactions for the Fund in securities or other assets, except as permitted by applicable law.

5.	Sub-Adviser's Representations.  The Sub-Adviser hereby
represents and warrants that it (i) is duly registered with the SEC as an investment adviser under the Investment
Advisers Act of 1940, as amended; and (ii) that it is
willing and possesses all requisite legal authority to
provide the services contemplated by this Agreement without violation of applicable law and regulations.
6.	Delivery of Documents.  The Adviser has furnished the
Sub-Adviser with the Fund's most recent Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto. The Adviser will furnish the Sub-Adviser from time to time, with copies of all amendments of or supplements to the foregoing. Execution of this Agreement will serve as an acknowledgement of receipt of the Sub-Adviser's Form ADV,
Part II by the Adviser at least 48 hours prior to the execution of this Agreement. The Sub-Adviser may provide an amended Form ADV, Part II from time to time in the event
of any material changes applicable to the Sub-Adviser's services under this Agreement.
7.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
8.	Compensation.  For the services provided and the
expenses assumed pursuant to this Agreement, the Sub-
Adviser will be entitled to a fee, computed daily and payable quarterly, from the Adviser, calculated at the annual rate of 0.60% on the first $50 million of average daily net assets in the Fund Account, 0.55% on the next $50 million of average daily net assets in the Fund Account, 0.45% on the next $50 million of average daily net assets in the Fund Account, and 0.40% on the average daily net assets in the Fund Account in excess of $150 million.

9.	Expenses.  The Sub-Adviser will pay all expenses
incurred by it in connection with its activities under this Agreement other than the cost of securities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund
Account.
10.	Limitation of Liability.  In the absence of willful
misfeasance, bad faith, negligence or reckless disregard, the Sub-Adviser shall not be liable for any action or omission in the course of, or connected with, rendering services hereunder. The Adviser shall hold the Sub-Adviser harmless for any loss suffered as a consequence of any action or inaction of any other service provider to the
Fund or Account in failing to observe the instructions of the Adviser or the Sub-Adviser and for any losses, claims, damages, liabilities or litigation (including legal and other reasonable expenses) arising out of or based on registration statements, shareholder reports, proxy materials, sales literature or other materials pertaining to the Fund. For the avoidance of doubt, it is agreed that the relative investment performance of the Fund Account shall not constitute a breach by the Sub-Adviser of these obligations.
11.	Duration and Termination.
(a)	This Agreement will become effective as of the date
first written above, and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least
annually (a) by the vote of a majority of the
Company's Directors who are not parties to this
Agreement or interested persons of any such party,
cast in person at a meeting called for the purpose of
voting on such approval, and (b) by the Board or by
vote of a majority of the outstanding voting
securities of the Company.
(b)	This Agreement may be terminated at any time without
the payment of any penalty, on sixty (60) days prior
written notice by the Sub-Adviser or by the Adviser or
by a vote of the Company's Board of Directors or by
vote of a majority of the outstanding voting
securities of the Fund. This Agreement will
immediately terminate in the event of its assignment.
As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons"
and "assignment" shall have the same meanings as
ascribed to such terms in the 1940 Act.
11.	Notice.  Any notice, advice or report to be given
pursuant to this Agreement shall be delivered or mailed to:
      If to the Adviser:
      PNC Capital Advisors, Inc.
      Attn: Kevin McCreadie, President
      Two Hopkins Plaza
      Baltimore MD 21201

	If to the Sub-Adviser:
GE Asset Management
3001 Summer Street
Stamford, CT 06904
Attn: General Counsel
12.	Services Not Exclusive.  The services furnished by the
Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser or any affiliated person (as defined in the 1940 Act) of
the Sub-Adviser from acting as investment adviser or
manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or
(ii) limit or restrict the Sub-Adviser or any such
affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will
adversely affect the performance of its obligations to the Fund under this Agreement. For the avoidance of doubt, the foregoing does not in any way limit the Sub-Adviser's ability to provide investment advisory or subadvisory
services to another investment vehicle with similar
investment objectives to the Fund.
13.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement for which approval by the outstanding voting securities of the Fund is required under the 1940 Act shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.
14.	Governing Law.  This Agreement shall be governed by
and its provisions shall be construed in accordance with
the laws of the State of Maryland.
15.	Severability.  If any provisions of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions
of this Agreement shall be deemed to be severable.
16.	Captions.  The captions in this Agreement are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
17.	Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *
      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

	PNC Capital Advisors, Inc.
	By: /s/Kevin A. McCreadie

	GE Asset Management Incorporated

	By:/s/Ralph Layman
						Ralph Layman
						President, Co-Chief
Investment Officer